Exhibit 10.1

LUXURBAN HOTELS INC.

BRIAN FERDINAND

2125 Biscayne Blvd
Suite 253
Miami, Florida 33137

December 20, 2022

Greenle Partners LLC Series Alpha P.S.

156 W Saddle River Road

Saddle River, New Jersey  07458

Greenle Partners LLC Series Beta P.S.

156 W Saddle River Road

Saddle River, New Jersey  07458

Gentlemen:

Reference is made to (i) the Securities Purchase Agreement dated as of September 30, 2022, as amended by the letter agreement dated October 20, 2022 (as amended, the “Purchase Agreement”) between LuxUrban Hotels Inc. (formerly known as CorpHousing Group Inc.), a Delaware corporation (the “Company”), and Greenle Partners LLC Series Alpha P.S., a Delaware limited liability company (“Greenle Alpha”), and the Series C 15% OID Senior Secured Convertible Promissory Note Due October 20, 2023 in the original principal amount of $1,466,250 (the “Series C Note”) issued thereunder and (ii) the Loan Agreement dated as of November 23, 2022 (the “Loan Agreement”) among the Company, Greenle Alpha and Greenle Partners LLC Series Beta P.S., a Delaware limited liability company (“Greenle Beta” and, together with Greenle Alpha, “Greenle”) and the Series D 15% OID Senior Secured Promissory Notes due May 27, 2023 in the original aggregate principal amount of $2,875,000 (the Series D Notes”) issued thereunder. Terms used but not defined herein have the respective meanings set forth in the Purchase Agreement.

This letter will confirm our understanding and agreement that, in consideration of the respective agreements of the Company, Greenle Alpha, Greenle Beta and Brian Ferdinand, individually “Ferdinand”), set forth herein, the sufficiency of which is hereby acknowledged by such parties, the Company, Greenle Alpha, Greenle Beta and Brian Ferdinand, individually, acknowledge and agree to the provisions set forth below and will consummate the following transactions:

(i)        Acknowledgment and Agreement. It is acknowledged that immediately prior to the execution of this Agreement, the Company issued to (a) Acorn Management Partners (“Acorn”) 87,000 shares of Common Stock and (b) Force Family Office LLC (“Force”) 87,000 shares of Common Stock. It is further acknowledged and agreed that notwithstanding such issuances and any provisions contained in the notes and warrants of the Company owned by Greenle, or either one of them, the conversion price relating to the principal amount of convertible promissory notes being converted under the terms hereof shall not reset and shall remain $3.00, and the conversion prices of all other convertible promissory notes of the Company and the exercise prices of all warrants of the Company, in each case owned by Greenle Alpha or Greenle Beta shall reset only to $2.00 per share, subject to further adjustment as provided by the terms of such notes and warrants.

Greenle Partners LLC Series Alpha P.S.

Greenle Partners LLC Series Beta P.S.

December 20, 2022

(ii)       Conversion of Certain Notes. From time to time, Greenle Alpha will convert $3,000,000 aggregate principal amount of its convertible promissory notes of the Company into 1,000,000 shares Common Stock (the “Conversion Shares”) at the conversion price of $3.00 per share.

(iii) Extension of Payment Date of Series D Notes. On the date hereof, Annex A to each of the Series D Notes remaining outstanding shall be amended so that the January 30, 2023 payment date set forth thereon shall instead be March 1, 2023.

(iv)       Credits. On the date of each conversion of convertible promissory notes pursuant to paragraph (ii) above, the Company shall issue to Greenle Alpha a number of Credits (as defined in Section 5.1(a) of the Loan Agreement) equal to fifteen percent (15%) of the principal amount of convertible promissory notes so converted on such date, that can be applied by Greenle Alpha in the manner and pursuant to the terms of Section 5.1 of the Loan Agreement.

(v)       Make Whole Payment.

(a)        In consideration of the conversion by Greenle Alpha of the promissory notes of the Company as set forth in paragraph (i) above, Ferdinand agrees to pay to Greenle Alpha within ten (10) days of his receipt from Greenle Alpha of the Sale Notice (as defined below) an amount (the “Make Whole Amount”) equal to the difference between the aggregate gross sales proceeds received by Greenle Alpha from the sale of the Conversion Shares in the public market or in negotiated private or block sales and $3,000,000. Such payment shall be made by Ferdinand or by an affiliated entity of Ferdinand by the transfer to Greenle Alpha of shares of Common Stock valued at a per share price equal to the average price per share at which the Conversion Shares are sold by Greenle Alpha as set forth in the Sale Notice. Greenle Alpha shall deliver to Ferdinand within ten (10) days of the date it makes the last sale of the Conversion Shares a notification of the sale of all of the Conversion Shares (the “Sale Notice”), which notice shall set forth each sale date of the Conversion Shares, the average price at which Conversion Shares were sold on such sale date and the gross proceeds received by Greenle Alpha from such sale of Conversion Shares on such sale date. The Sale Notice shall also set forth the calculation of Greenle Alpha of the Make Whole Amount and the average price per share at which the Conversion Shares were sold by Greenle Alpha.

(b)        To secure the obligation of Ferdinand to pay the Make Whole Amount, Ferdinand shall deliver to Greenle Alpha a Medallion Guaranteed stock power in the form of Exhibit B hereto duly executed by Ferdinand, together with an executed escrow instruction letter to Greenle Alpha and Continental Stock Transfer, the transfer agent for the Common Stock (the “Transfer Agent”), pursuant to which Ferdinand instruct the Transfer Agent to place a stop transfer on 1,000,000 shares of Common Stock registered in his name (the “Escrow Shares”) and authorizing and directing the Transfer Agent to transfer to Greenle Alpha, upon receipt by the Transfer Agent from Greenle Alpha of the Stock Power and without any further act on the part of Ferdinand, the number of the Escrow Shares as shall be set forth in the Stock Power delivered by Greenle Alpha to the Transfer Agent. Any shares of Common Stock received by Greenle Alpha from the Transfer Agent shall be applied by Greenle Alpha against the outstanding Make Whole Amount at a price per share equal to the average price per share at which the Conversion Shares were sold by Greenle Alpha as set forth in the Sale Notice. Notwithstanding anything to the contrary, Ferdinand shall maintain voting rights in each Escrow Share until such time as same has been transferred to Greenle Alpha as a result of application against any Make Whole Amount due and payable.

Greenle Partners LLC Series Alpha P.S.

Greenle Partners LLC Series Beta P.S.

December 20, 2022

(c)       If following the receipt and sale by Greenle Alpha of any shares of Common Stock delivered by Ferdinand in respect of the Make Whole Amount (the “Make Whole Shares”) Greenle Alpha has not received an amount, when added to any cash payment made by Ferdinand in respect to the Make Whole Amount, equal to the Make Whole Amount (the difference between the aggregate amount received by Greenle Alpha and the Make Whole Amount, the “Shortfall Amount”), Greenle Alpha shall deliver to Ferdinand within ten (10) days of the date it makes the last sale of the Make Whole Shares a notification of the sale of all of the Make Whole Shares (the “Sale Notice”), which notice shall set forth each sale date of the Make Whole Shares, the average price at which Make Whole Shares were sold on such sale date, the gross proceeds received by Greenle Alpha from such sale of Make Whole Shares on such sale date and the Shortfall Amount. Within ten (10) days of his receipt of the Sale Notice, Ferdinand shall pay (or shall cause an affiliated entity of Ferdinand to pay) to Greenle Alpha an amount equal to the Shortfall Amount. Such payment shall be made by Ferdinand or by an affiliated entity of Ferdinand by the transfer of shares of Common Stock valued at a per share price equal to the greater of (A) the VWAP of the Common Stock on the Trading Day immediately preceding the date of payment or (B) $1.00 (subject to adjustment for stock splits, stock combinations or the like); provided, however, that if prior to the delivery of the Sale Notice the Company consummates an offering of its Common Stock, or securities that are exercisable to purchase or convertible into Common Stock, at a price per share of Common Stock that is less than $1.00 (subject to adjustment), then the Common Stock transferred by Ferdinand shall be valued at a per share price equal to the greater of (A) the VWAP of the Common Stock on the Trading Day immediately preceding the date of payment or (B) such lesser price per share (subject to adjustment).

(vi)       Notwithstanding the provisions of Section 3(a) of the Registration Rights Agreement (as defined in the Purchase Agreement), the Company shall not be obligated or required to furnish to Greenle in advance of filing with the Commission any supplement to the Initial Registration Statement (as defined in the Registration Rights Agreement) or the Prospectus included therein (File No. 333-267821) or any registration statement filed to replace or supplement such registration statement, provided that the sole purpose of such supplement is to incorporate into such registration statement and Prospectus an Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report of the Company under the Exchange Act that does not relate to or specifically name Greenle or any of its Affiliates. The Company shall file on or prior to January 10, 2023 a registration statement on Form S-1 to cover any additional shares issuable upon conversion of the notes and warrants resulting from the adjustment of the conversion price of the notes and warrants to $2.00 and shall use its commercially reasonable efforts to have same declared effective by the SEC prior to the date any financial statements dated after September 30, 2022 are required for effectiveness, and if so required (or SEC comments otherwise require), shall promptly file any required amendments to such registration statement and use its commercially reasonable efforts to have the registration statement declared effective as promptly as practicable. It is agreed that no default shall be deemed to exist under the registration rights agreement with respect to such additional shares so long as the Company complies with the foregoing.

Greenle Partners LLC Series Alpha P.S.

Greenle Partners LLC Series Beta P.S.

December 20, 2022

(vii)       Greenle covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it, will execute any Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending on the date that the Conversion Shares are no longer beneficially owned by Greenle (provided that this provision shall not prohibit any sales made where Greenle or its Affiliate is deemed in a long position with respect to the Conversion Shares as a result of a corresponding Notice of Conversion (as defined in the Promissory Notes having been tendered to the Company and the shares received upon such conversion are used to close out such sale). For purposes hereof, the term “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

If the foregoing accurately sets forth our understanding and agreement as to the matters set forth above, please acknowledge your agreement by signing below and returning to us a copy of this letter.

Very truly yours,

LuxUrban Hotels Inc.

		By:	/s/ Brian Ferdinand
Name: Brian Ferdinand
Title: Chief Executive Officer

Brian Ferdinand

ACKNOWLEDGED and AGREED:

Greenle Partners LLC Series Alpha P.S.

By:	/s/ Alan Uryniak
Name: Alan Uryniak
Title: Manager

Greenle Partners LLC Series Beta P.S.

By:	/s/ Alan Uryniak
Name: Alan Uryniak
Title: Manager